Exhibit 10.4
ADDENDUM TO SCHEDULE B
This Addendum (this “Addendum”) is effective as of September 25, 2006 (the “Effective Date”) by and between AIG Technologies, Inc. (“AIGT”) and Allied World Assurance Company, Ltd and its Affiliates (“Customer”) and is hereby made part of and incorporated into that certain Master Services Agreement (the “Agreement”) between AIGT and Customer dated as of May 9, 2006.
The parties have entered into the Agreement for the provision of certain rights, services, resources, and deliverables to Customer by AIGT. Schedule E of the Agreement contemplates that the parties hereto may enter into an addendum to Schedule B (Fees and Services) in connection with optional products, services, resources or deliverables being provided by AIGT to Customer.
NOW, THEREFORE, for and in consideration of the foregoing premises, and the agreements of the parties set forth below, Customer and AIGT agree as follows:
1  Service Overview

AIGT will oversee design, engineer and implement:
–	A dedicated Customer NT4 Domain.
•	User permissions to be maintained to AIGT standards.

•	Current group policies to be maintained.
–	Three regional data centers (Customer facilities) located in London, New York and Bermuda, each consisting of the following components as deemed necessary:
•	An exchange 5.5 Messaging server.
•	BlackBerry server.
•	File server.
•	Tape backup equipment.
To support ~235 Customer’s users; 40 European, 45 US, 150 Bermuda.

–	Customer to procure all necessary hardware/software based on AIGT standards.

–	The Customer equipment will be setup by AIGT personnel mutually agreed upon by AIGT and Customer, which setup shall conform to AIGT’s standards at the Customer’s data centers on the Customer side of the firewalls currently in place.

–	A temporary two way domain trust will be implemented between Customer and AIGT during the transition period and administered by AIGT personnel.

–	The Customer-AIGT domain trust will be removed by mutual agreement of AIGT and Customer.
The following diagram provides a logical representation of the Customer’s data centers with AIGT connectivity.

2	Customer Responsibilities:
–	In connection solely with the products and services described in this Addendum, Customer shall order, purchase and procure equipment, software, licenses and perform on-going maintenance of the procured equipment and software, reasonably in accordance with communicated guidelines of AIGT, in a timely fashion conforming to AIGT’s engineering, operations and OCIO requirements and standards.

–	Provide all Customer related application and desktop related user remediation.

–	Provide tape cycling and backup tapes as required.
3	Product, Services and Pricing:

3.1	BlackBerry

Customer to provide all hardware, software, handheld devices and carrier service contracts, as mutually agreed upon by AIGT and Customer.

Pricing

Valid with AIGT email contract only.

Unit of charge: BlackBerry users

One-time professional services charge: Forty-Six Thousand Nine Hundred Twenty Dollars ($46,920.00) payable upon execution of this Addendum.

Current Volume: 114

3.2	Wintel Field Server

Customer to provide all hardware and software, as mutually agreed upon by AIGT and Customer.

Included in this product:
–	Incident management

–	Security management

–	Hardware management

–	Networking
Service Levels:

All Service Level objectives that are relevant to this product are the responsibility of AIGT.
–	Operational window - 7 X 24 X 365; Must include maintenance window for four (4) hours weekly.

–	Availability – best effort
Pricing

Unit of charge: Image

Monthly Maintenance Charge: $1,346.40 per image

Per actual volume: billed at usage

3.3	Public Folders

Pricing

Unit of Charge: Per folder

Monthly Charge: $4.68 per Folder

Per actual volume: billed at usage

3.4	Help Desk & Dispatch Services
Service Levels:
–	AIGT to provide helpdesk services and packaging and distribution of security-related patches and fixes, service pack upgrades and antivirus software components.

–	Hardware break/fix maintenance, desk side software support.
Pricing

Unit of Charge: Per Customer US user

Monthly Charge: $120 per User

Per actual volume: billed at usage

4.	Travel and Living Expenses

Pricing

Any travel and reasonable expenses related thereto incurred by AIGT shall be billed to Customer at actual cost. Travel requests and an accounting of anticipated related expenses and costs must be agreed to in advance in writing by both parties.
5.   Except as expressly modified herein in connection with the additional products, services, resources or deliverables to be provided hereunder, all terms and conditions of the Agreement shall continue in full force and effect as set forth in the Agreement. All capitalized terms used in this Addendum but not defined herein shall have the same meanings ascribed to such terms as set forth in the Agreement. Each party represents and warrants to the other party that this Addendum has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement with respect to the subject matter contained herein. Each party agrees that the Agreement, as amended by this Addendum, constitutes the complete and exclusive statement of the agreement between the parties, and supersedes all prior proposals and understandings, oral and written, relating to the subject matter contained herein. This Addendum is to be construed in accordance with and governed by the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Any legal suit, action or proceeding arising out of or relating to this Addendum shall be commenced in a federal court in the Southern District of New York or in state court in the County of New York, New York, and each party hereto irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding. Except for actions for nonpayment, neither AIGT nor Customer may bring a claim or action more than two (2) years after the cause of action arose. This Addendum shall not be modified or rescinded except in a writing signed by the parties.
IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their duly authorized representatives as of the Effective Date.

AIG Technologies, Inc.		Allied World Assurance Company, Ltd

By:	/s/ Mark S. Popolano	By:	/s/ Scott Carmilani

Name:	Mark S. Popolano	Name:	Scott Carmilani

Title:	President	Title:	President

4